STOCK PURCHASE AGREEMENT

This agreement (the “Agreement”) is made this 28th day of April 2008, by and between Versa Card, Inc., f/k/a Intrepid Global Imaging, Inc., a Delaware corporation with its principal place of business at 1615 Walnut Street, Philadelphia PA 19103 (“IGLB”), First Versatile Smartcard Solutions Corporation, a Philippines corporation, with its principal place of business at 143 Dela Rosa cor, Adelantado Sts., Legaspi Village, Makati City, Metro Manila, Philippines (“VERSA”), and MacKay Group, Ltd (“MKG”).

WHEREAS, VERSA is a corporation duly organized and existing under the laws of the Philippines; and

WHEREAS, IGLB is a corporation duly organized and existing under the laws of the State of Delaware; and

WHEREAS, the parties hereto have entered into a certain Merger Agreement dated November 26, 2008 (the “Merger Agreement”) which is attached herewith as Exhibit “A”; and

WHEREAS, subsequent to the execution of the Merger Agreement, the parties have mutually decided that a merger is not the proper structure to complete this transaction, and instead, prefer to structure the transaction as a stock purchase wherein IGLB purchases 100% of the shares of VERSA (a private company) in return for certain specified compensation; and

WHEREAS, the parties have agreed to terminate the Merger Agreement and replace it with this Stock Purchase Agreement; and

WHEREAS, The Boards of Directors and majority shareholders of IGLB and VERSA deem it desirable and in the best interests of the corporations and their shareholders that VERSA sells and IGLB acquires all the issued and outstanding shares of VERSA in return for the mutual promises and other good and valuable consideration specified herein;

NOW THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions hereinafter set forth, the constituent corporations hereby agree as follows:

1.  VERSA and IGLB hereby terminate the Merger Agreement dated November 26, 2007 and release each other from all obligations thereunder.

2.  MKG shall sell and IGLB shall acquire 100% of the issued and outstanding shares of stock of VERSA, free and clear of all liens and encumbrances whatsoever.

MKG represents and warrants to IGLB that:

(a)  MKG owns of record and beneficially, all outstanding shares of capital stock of VERSA.

(b)  MKG has duly and validly executed and delivered this Agreement;

(c)  MKG has full legal capacity and the full legal right, power, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby without the consent or approval of any other person or entity;

(d)  This Agreement constitutes a binding obligation of MKG and is enforceable against MKG in accordance with its terms.

(e)  There is no subscription right, option, warrant, convertible security, or other right (contingent or other) presently outstanding, for the purchase, acquisition, or sale of common stock or any other securities of VERSA, or any securities convertible into or exchangeable for common stock or other securities of VERSA.

(f)  VERSA is duly organized, validly existing, and in good standing under the laws of the state of its organization with full power and authority to own its assets and conduct its business.

(g)  VERSA owns or has rights in the business and assets described in the website and other materials provided to IGLB during its due diligence of VERSA.

IGLB represents and warrants to MKG that:

(a)  IGLB has duly and validly executed and delivered this Agreement;

(b)   The IGLB has the full legal right, power, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby without the consent or approval of any other persons or entities

(c)  This Agreement constitutes a binding obligation of IGLB and is enforceable against IGLB in accordance with its terms

(d)  There is no subscription right, option, warrant, convertible security, or other right (contingent or other) presently outstanding, for the purchase, acquisition, or sale of common stock or any other securities of IGLB, or any securities convertible into or exchangeable for common stock or other securities of IGLB.

(e)  IGLB is duly organized, validly existing, and in good standing under the laws of the state of its organization, and in compliance with all applicable local, state and federal rules and regulations, with full power and authority to own its assets and conduct its business.

(f)  The shares issued to Jim Fishback have been cancelled by the Company, because the Company never received any consideration for the shares in as much as the transaction to acquire Intrepid was not consummated.  The Company has filed a legal action with Delaware Court of Chancery, seeking cancelation of the stock issued to Mr. Fishback because Mr. Fishback never returned his certificate evidencing these cancelled shares.  A default judgment was entered against Mr. Fishback.

3.  IGLB shall issue to MKG, VERSA’s sole shareholder, (or to MKG’s  assignees, designees or assigns) a number of shares such that MKG, the shareholder of VERSA shall own 61% (*) of the then total of issued and outstanding shares of common stock of IGLB (post a 2:1 rollback), after giving effect to the issuance of 5,000,000 (post a 2:1 rollback) restricted common shares upon the execution of this Agreement, as more specifically set forth below. The amount to be issued to MKG (and/or their assignees, designees or assigns), issued in the manner and time in the sole discretion of MKG) pre-rollback is no less than eighteen (18,000,000) million shares of IGLB. The shares issued to be issued to MKG, Hamouth and Dunavant shall all be issued contemporaneously. The 3,000,000 and 2,000,000 shares to be issued to Hamouth Family Trust and Roger Dunavant, respectively, are “post” reverse split.  The shares issued to MKG, Hamouth Family Trust,  Roger Dunavant and the other issuances included in the CAP table attached hereto as Exhibit B, shall be fully paid and non-assessable, and free and clear of any and all restrictions, other than restrictions on transfer imposed by federal and state securities laws.  Once such shares have been held for 6 months from the date of issuance, IGLB shall, subject to all laws, rules and regulations pertaining thereto, fully cooperate in causing the restrictive legends to be removed from the certificates evidencing such shares, if and to the extent the holder of such shares is not then an affiliate of IGLB and if and when thereafter that such holder is not an affiliate of IGLB, IGLB shall promptly after request fully cooperate in causing the removal of such restricted legend.  Neither IGLB nor MKG shall initiate any action to cancel, reduce, stop transfer, or terminate the shares issued to Hamouth Family Trust and Roger Dunavant or to interfere with the disposition of such shares in accordance with Rule 144. Conversely, neither the Hamouth Family Trust, Roger Dunavant or IGLB shall take any action to cancel, reduce, stop transfer, or terminate the shares issued to MKG (and/or their assignees, designees or assigns) and the other issuances included in the “CAP Table” or to interfere with the lawful disposition of such shares in accordance with Rule 144.

The parties acknowledge that one half of the above described shares have been issued and delivered to Hamouth Family Trust and that any balance will be delivered immediately to Hamouth Family Trust upon the conclusion of the 2:1 reverse split).  MKG has received the 18 million shares issuance and after the 2:1 reverse MKG (and/or their assignees, designees or assigns) will be issued the appropriate amount of additional shares so that MKG shall own 61% (*) of the then total of issued and outstanding shares of common stock of IGLB (post a 2:1 rollback), after giving effect to the issuance of the 5,000,000 post-reverse total shares issued to Hamouth and Dunavant and the other issuances included in the CAP Table.

(*) [That the above referenced 18 million shares represent 61% is based on the Company’s position that 20 million shares which were previously issued in a transaction which was never completed will be cancelled due to lack of consideration. The Company is in litigation to have court approval to remove this 20 million issuance from the Company’s books. If the 20 million is not cancelled the stock issuance to MKG above shall be revised upward to reflect that fact.]

4.  Upon the signing of this Agreement, the existing officers and the Board of Directors of IGLB shall immediately resign and be immediately replaced by two (2) directors chosen by VERSA (James MacKay shall be Chairman of the Board; Zacarias Rivera shall be the 2nd director) and Gerry Bratton or another applicant acceptable to VERSA, (the “Incumbent Director”).  The Incumbent Director will serve as the sole member of the Board’s Compensation Committee, until a Termination Event (as defined below).  The Compensation Committee Charter is attached as Exhibit A to this Agreement. The Incumbent Director will also serve as the Secretary of IGLB. All other officers shall be suggested by VERSA and appointed by the board. The Incumbent Board member shall serve until either a major acquisition or contract is consummated that results in projected revenues in excess of $25 Million or until the earnings per share equal $0.01 whichever comes first (subject to the applicable provisions of the company’s Articles and By-Laws) (a “Termination Event”).  MKG and any transferee of MKG shall, at all times prior to a Termination Event, vote all shares of IGLB registered in the name of MKG or such transferee to: (a) maintain a 3 member board of directors and (b) elect the Incumbent Director or any person designated by the Incumbent Director, and reasonably acceptable to MKG as a director of IGLB. Further, MKG shall cause the directors chosen by VERSA to maintain the board at 3 members until a Termination Event.

5.  By signing and in entering this Agreement, IGLB, VERSA, and their respective boards and officers unequivocally acknowledge that any and all conditions and terms required to effectuate the closing, have been fully satisfied.

6.  In the context of this Agreement only, without any admission whatsoever by either party and without waiving any right, as of the time this Agreement is executed, each party acknowledges Richard Specht as an individual authorized to sign this Agreement on behalf of IGLB as to bind IGLB and any and all actions necessary to imbue or confer Specht with such authority to sign this Agreement have been taken and appropriately approved.

7.  General Release: For purposes of this paragraph 7, each of Richard Specht, Rene Hamouth, IGLB, VERSA and MKG are referred to individually as a “Released Party”, and collectively as the “Released Parties”.  In consideration of the payments and undertakings described above and in further consideration which is hereby acknowledged, each Released Party hereby releases and forever discharges, each other Released Party and the predecessors, successors, assigns, affiliated companies, shareholders, administrators, partners, officers, directors, employees, agents and attorneys of such Released Party, of and from any and all claims and causes of action whatsoever, known or unknown, foreseen or unforeseen, which such Released Party has or may have against any other Released Party by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, provided however, no Released Party is releasing any claim to enforce the obligations created by this Agreement.

8.           This Agreement is fully effective and closed immediately upon the execution thereof by all signatories. Within three (3) business days after the execution of this Agreement IGLB shall cause all corporate and other records of IGLB, wherever situated, to be forwarded to the Philadelphia office of the Company.

9.   The parties agree that the Hamouth Family Trust is a third party beneficiary of this Agreement for the purpose of enforcing the obligations in paragraph 3 and 4 of this Agreement.  IGLB agrees to reimburse the Hamouth Family Trust for any costs and expenses in enforcing paragraph 3 and 4 of this Agreement, upon demand.

10.  The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further documents, agreements or instruments and shall cooperate with one another in all respects for the purpose of carrying out the transactions contemplated by this Agreement, all without additional consideration.  IGLB agrees that it will use best efforts to advance the 14C on file with SEC and take all reasonable actions to cause the reverse stock split contemplated thereby to become effective.  Following the reverse stock split, if IGLB fails to issue additional shares to Hamouth Family Trust promptly after the effective date of the reverse stock split as set by FINRA, the transaction contemplated by this Agreement shall be null and void and the parties shall be placed in the same condition as they were prior to the execution of the Merger Agreement.

Signatures on following page

EXECUTED in consideration of the mutual covenants and promised and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree to be bound by the terms and conditions set forth above as of the date first set forth above.

VERSA CARD INC.	FIRST VERSATILE SMART CARD SOLUTIONS CORPORATION

By:	By:
Richard Specht, Director/CEO		James MacKay, Chairman

Date:	Date:

MacKay Group, Ltd.

By:
James MacKay, Chairman

Date:

Rene Hamouth, Individually and as trustee of the Hamouth Family Trust

Date:

Exhibit A
to
Stock Purchase Agreement

Merger Agreement

Attached.

Exhibit B
to
Stock Purchase Agreement

CAP TABLE

Attached.

Exhibit C
to
Stock Purchase Agreement

Compensation Committee Charter

Attached.

VERSA CARD, INC.
CHARTER OF THE
COMPENSATION COMMITTEE

This Compensation Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Versa Card, Inc., (the “Company”).  The Compensation Committee of the Board (the “Committee”) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Composition

At all times prior to the occurrence of a Termination Event (a “Termination Event”), as defined in that certain Stock Purchase Agreement dated April 24, 2008, by and between The Company, First Versatile Smartcard Solutions Corporation and MacKay Group, Ltd (the “Purchase Agreement”) the Committee will be composed solely of the Incumbent Director (the “Incumbent Director”), as defined in the Purchase Agreement, and thereafter shall be comprised of one or more directors who shall be appointed by the Board of Directors, and who shall not be employees of the Company.  It is contemplated that members of the Committee will serve a one year terms, but may be reappointed for additional one-year terms at the discretion of the Board of Directors.

The Committee shall meet as often as necessary to carry out its responsibilities.  Meetings may be called by the Chairperson of the Committee and may be held telephonically, or otherwise as agreed by the Committee.  The Secretary of the Company or his/her designee shall record the minutes of such meetings.

Prior to a Termination Event, the Committee may not be terminated or disbanded nor may the Charter be amended or modified in any respect without the consent of the Incumbent Director.

Responsibilities:

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.  The Committee shall be responsible for:

(a)  The review and approval as required compensation policies and programs of the Company and make recommendations to the Board as required.

(b)  Annually considering salary increases for senior officers (President, Chief Executive Officer, and Chief Financial Officer.

(c)  Annually considering bonus awards for senior officers under the incentive programs of the Company.

(d)  Annually reviewing the performance of the CEO.

(e)  Administering the Company's stock option plan(s), and approve all stock option grants.  Approve other incentives for senior officers under the Company's various incentive plans and review and approve other matters as required by the plans.

(f)  The annual review of the performance of the Board (including its composition and organization) and making appropriate recommendations for improving performance.

(g)  The periodic review of the compensation and benefits of non-management directors and making recommendations as required to the Board, such review to take place at least every three years.

(h)  Assisting in the recruiting of directors, including evaluation of executives recruited or promoted to positions eligible for Board membership.

(i)  Making recommendations to the Board regarding this policy on the composition and function of the Board.

(j)  Until the occurrence of a Termination Event, the approval any issuances of common stock or other equity securities not contemplated by the Purchase Agreement (but excluding the issuance of common stock or other equity securities in connection with a Termination Event) and that (a) are issued at a discount of more than 10% from the then current market price or (b) that exceed $1,000,000, such approval not to be unreasonably withheld.  For clarification, the issuance of shares in connection with a Termination Event shall not require approval by the Compensation Committee.